Exhibit 10.1

SECOND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This SECOND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT, dated as of October 22, 2020 (this “Amendment”), is made and entered into by and among: (i) Superior Energy Services, Inc. (“Superior”) and its direct and indirect wholly-owned, domestic subsidiaries (each, a “Company Party” and collectively, including Superior, the “Company Parties”); and (ii) the undersigned holders of claims (and together with their respective successors and permitted assigns, the “Consenting Noteholders”) under (a) that certain Indenture, dated as of December 6, 2011 (the “2021 Indenture”) and (b) that certain Indenture, dated as of August 17, 2017 (the “2024 Indenture”), and amends that certain Restructuring Support Agreement, dated as of September 29, 2020, by and among the Company Parties and the Consenting Noteholders (as amended by that certain First Amendment to Restructuring Support Agreement dated as of October 14, 2020 (the “First Amendment”) and as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement.

RECITALS

WHEREAS, Section 13 of the Restructuring Support Agreement permits certain modifications and amendments of the Restructuring Support Agreement by written agreement executed by the Company Parties and the Required Consenting Noteholders; and

WHEREAS, pursuant to Section 13 of the Restructuring Support Agreement, the parties hereto desire to amend the Restructuring Support Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Amendment to the Restructuring Support Agreement

Subject to the satisfaction of the conditions precedent specified in Section 3 hereof, but effective as of the date hereof, Section 4 of the Restructuring Support Agreement is hereby amended and restated in its entirety to read as follows:

4.	Milestones

a.    The Company shall, during the RSA Time Period, fully comply with the following milestones (the “Milestones”) unless extended or waived in writing by the Required Consenting Noteholders:

(1)    no later than November 2, 2020, the Company shall commence solicitation of votes on the Plan;

(2)    no later than November 3, 2020, the Company shall have commenced the Chapter 11 Cases (the “Petition Date”);

(3)    no later than November 4, 2020, the Company shall have filed the Plan, the Disclosure Statement and a motion seeking to schedule a combined hearing on the Plan and Disclosure Statement (the “Combined Hearing Motion”);

(4)    no later than November 9, 2020, the Bankruptcy Court shall have entered an order granting the relief requested in the Combined Hearing Motion;

(5)    no later than December 8, 2020, the Bankruptcy Court shall have entered the Plan Confirmation Order and an order approving the Disclosure Statement (which order may be the Plan Confirmation Order); and

(6)    no later than December 18, 2020, the effective date of the Plan (the “Plan Effective Date”) shall have occurred.

Section 2. Ratification

Except as specifically provided for in this Amendment and the First Amendment, no waivers, releases, changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

Section 3. Effectiveness

This Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Amendment shall have been executed by (a) the Company Parties, and (b) the Required Consenting Noteholders.

Section 4. Headings

Titles and headings in this Amendment are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

Section 5. Execution of Amendment

This Amendment may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

Section 6. Governing Law; Jurisdiction; Selection of Forum; Waiver of Trial By Jury

THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. By its execution and delivery of this Amendment, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Amendment or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the United States District Court for the Southern District of New York and only to the extent such court lacks jurisdiction, in the New York State Supreme Court sitting in the Borough of Manhattan, and by execution and delivery of this Amendment, each of the Parties hereby irrevocably accepts and submits itself to the jurisdiction of such courts, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction and venue, upon any commencement of the Chapter 11 Cases and until the Plan Effective Date, each of the Parties agrees that the Bankruptcy Court shall have jurisdiction over all matters arising out of or in connection with this Amendment. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

DEBTOR PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ David D. Dunlap
	Name:	David D. Dunlap
	Title:	President & Chief Executive Officer

DEBTOR SUBSIDIARIES:	1105 PETERS ROAD, L.L.C.
ADVANCED OILWELL SERVICES, INC. COMPLETE ENERGY SERVICES, INC. CONNECTION TECHNOLOGY, L.L.C. CSI TECHNOLOGIES, L.L.C. GUARD DRILLING MUD DISPOSAL, INC. H.B. RENTALS, L.C.

INTERNATIONAL SNUBBING SERVICES, L.L.C.
PUMPCO ENERGY SERVICES, INC.

SEMO, L.L.C.

SEMSE, L.L.C.

SERVICIOS HOLDING I, INC.

SES INTERNATIONAL HOLDINGS GP, LLC
SES TRINIDAD, L.L.C.

SESI, L.L.C.

SESI CORPORATE, LLC
SESI GLOBAL, LLC

SPN WELL SERVICES, INC.

STABIL DRILL SPECIALTIES, L.L.C. SUPERIOR ENERGY SERVICES, L.L.C. SUPERIOR ENERGY SERVICES COLOMBIA, LLC SUPERIOR ENERGY SERVICES GP, LLC SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC.
SUPERIOR INSPECTION SERVICES, L.L.C. SUPERIOR HOLDING, INC. WARRIOR ENERGY SERVICES CORPORATION WILD WELL CONTROL, INC.
WORKSTRINGS INTERNATIONAL, L.L.C.

By:	/s/ David D. Dunlap
Name:	David D. Dunlap
Authorized Signatory

Signature Page to Amendment to Restructuring Support Agreement

[Consenting Noteholder Signature Pages Omitted]